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                                                                    Exhibit 3(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KAISER GROUP HOLDINGS, INC.

     FIRST: Name. The name of this corporation is Kaiser Group Holdings, Inc.
            ----
(the "Corporation").

     SECOND: Registered Office and Agent. The address of the Corporation's
             ---------------------------
registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808. Its registered agent at such address is Corporation Service Company.

     THIRD: Purpose. The purpose of the Corporation is to engage in any lawful
            -------
act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL").

     FOURTH: Capital Stock.
             -------------

     Section 4.1. Authorized Shares. The total number of shares of stock which
                  -----------------
the Corporation shall have authority to issue is 5,000,000, 3,000,000 of which shall be shares of Common Stock with a par value of $0.01 per share and 2,000,000 of which shall be shares of Preferred Stock with a par value of $0.01 per share. The Corporation shall not issue any non-voting equity securities.

     Section 4.2. Preferred Stock.
                  ---------------

          (a) Board Authorized to Fix Terms. The Board of Directors is
              -----------------------------
authorized, subject to limitations prescribed by law, by resolution or resolutions to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate when required by the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (i) the number of shares constituting that series, including the authority to increase or decrease such number, and the distinctive designation rof that series;

               (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the date or dates from which they shall be cumulative and the relative rights of priority, if any, in the payment of dividends on shares of that series;
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               (iii)  the voting rights, if any, of the shares of that series in addition to the voting rights provided by law and the terms of any such voting rights;

               (iv) the terms and conditions, if any, upon which shares of that series shall be convertible or exchangeable for shares of any other class or classes of stock of the Corporation or other entity, including provision for adjustment of the conversion or exchange rate upon the occurrence of such events as the Board of Directors shall determine;

               (v) the right, if any, of the Corporation to redeem shares of that series and the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary according to different conditions and different redemption dates;

               (vi) the obligation, if any, of the Corporation to retire shares of that series pursuant to a retirement or sinking fund or fund of a similar nature for the redemption or purchase of shares of that series and the terms and conditions of such obligation;

               (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, in the payment of shares of that series; and

               (viii) any other rights, preferences and limitations of the shares of that series as may be permitted by law.

          (b) Dividend Preference. Dividends on outstanding shares of Preferred
              -------------------
Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on shares of Common Stock with respect to the same dividend period.

          (c) Relative Liquidation Preference. If, upon any voluntary or
              -------------------------------
involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with their respective priorities and preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

          (d) Reissuance of Preferred Stock. Subject to the conditions or
              -----------------------------
restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock, shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms, shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series

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of which they were originally a part or may, upon the filing of an appropriate certificate with the Delaware Secretary of State, be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock.

     Section 4.3. Series 1 Redeemable Cumulative Preferred Stock. The
                  ----------------------------------------------
designations, dividend rate, redemption provisions, voting powers, rights on liquidation, dissolution or winding up, and other preferences and relative, participating, optional or other special rights of the Corporation's Series 1 Redeemable Cumulative Preferred Stock, par value $0.01 per share, and the qualifications, limitations or restrictions thereof, are as follows:

          1.  Designation. The designation of the series of Preferred Stock
              -----------
created and authorized hereby shall be "Series 1 Redeemable Cumulative Preferred Stock" (the "Series 1 Preferred Stock"), consisting of 2,000,000 shares. The par value of the Series 1 Preferred Stock shall be $0.01 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

          2.  Rank. The Series 1 Preferred Stock shall, with respect to dividend
              ----
rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"). (All equity securities of the Corporation to which the Series 1 Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the Series 1 Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series 1 Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities.") The Series 1 Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

          3.  Dividends.
              ---------

          (a) The holders of the shares of Series 1 Preferred Stock shall be entitled to receive, out of funds legally available for the payment of dividends, cumulative annual dividends paid in cash at a rate of 7.0% of the Liquidation Preference Per Share (as defined in Section 4(a)), or paid in additional shares of Series 1 Preferred Stock at a rate of 12.0% of the Liquidation Preference Per Share, with the form of payment being in the sole discretion of the Corporation. Dividends paid in additional shares of Series 1 Preferred Stock may be paid from either authorized but unissued shares or shares that are owned by the Corporation. As relates to a quarterly dividend that the Corporation elects to pay in shares of Series 1 Preferred Stock, the number of shares to be distributed to a holder of Series 1 Preferred Stock shall be calculated by multiplying the number of shares held by that holder by 12% of the Liquidation Preference per Share and dividing the result by four, except that no fractional shares shall be issued and in lieu of fractional shares, the holder shall be entitled to receive a cash payment equal to the fractional interest otherwise issuable multiplied by $55.

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          (b) Dividends shall be payable in quarterly payments in arrears on
April 30, July 31, October 31 and January 31 of each year (each such date, a "dividend payment date"), commencing with the first dividend payment date following the Transaction Date (as defined in Section 5(a)), in preference to dividends on the Junior Securities. Such dividends shall be payable to the holders of the Series 1 Preferred Stock who are holders of record on the record date fixed by the Board of Directors (each such date, a "dividend payment record date"). Except as provided in Section 3(d), each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous dividend payment date. Dividends payable for the first dividend period and any partial dividend period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the period for which payable.

          (c) All dividends paid with respect to shares of the Series 1 Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the holders
                                                       --- ----
entitled thereto.

          (d) If any dividends are not paid in full upon the shares of the Series 1 Preferred Stock and any other Parity Securities, all dividends declared and paid upon shares of the Series 1 Preferred Stock and any other Parity Securities shall be declared and paid pro rata so that the amount of dividends
                                      --- ----
declared per share of the Series 1 Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series 1 Preferred Stock and such Parity Securities bear to each other.

          (e) (i) Holders of shares of the Series 1 Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

               (ii) So long as any shares of the Series 1 Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay, or set apart for payment, any dividend on any of the Junior Securities, or call for or pay, or set apart for payment money for a sinking or other similar fund, for the repurchase, redemption or other retirement of, any Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities (other than (a) purchases or redemptions
                                               -
pursuant to or in accordance with employee benefit plans, employee stock subscriptions and stock option agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees, and
(b) the repurchase, redemption or other retirement of any Series 1 Preferred
 -
Stock made pursuant to the requirements of Section 5(a) hereof), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than (x) purchases or redemptions pursuant to or in
                                   -
accordance with employee benefit plans, employee stock subscriptions and stock option agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and employees) unless

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prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series 1 Preferred Stock not paid on the dates provided for in Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(a) or Section 3(d) hereof) shall have been or be paid.

          (f) Holders of shares of the Series 1 Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares unless such shares shall have been redeemed prior to such dividend payment date.

          (g) Notwithstanding anything to the contrary contained in this Section 3, in the event that any entity affiliated with the Corporation becomes a holder of shares of Series 1 Preferred Stock as the result of the required purchase of such shares from cash distributions or proceeds related to Kaiser-Hill Company LLC, in accordance with the provisions of an agreement with other holders of Series 1 Preferred Stock, such affiliated entity shall not be entitled to receive any dividends to which it otherwise would be entitled as a holder of Series 1 Preferred Stock. The preceding sentence shall not operate so as to increase the pro rata dividends payable to non-affiliated holders of Series 1 Preferred Stock, which dividends shall continue to be calculated in accordance with the provisions of this Section 3 on the basis of all holders of outstanding Series 1 Preferred Stock, including the affiliated entity and as if the affiliated entity was entitled to receive such dividends. For purposes of this Certificate of Incorporation, an entity shall be deemed to be "affiliated" with the Corporation or an "affiliated entity" of the Corporation if it directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

          (h) To the extent permitted or required by applicable law, the Corporation will treat the Series 1 Preferred Stock as debt for federal income tax and other tax purposes and will treat dividends paid on the Series 1 Preferred Stock as interest expense for federal income tax and other tax purposes.

          4.  Liquidation Preference.
              ----------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series 1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference Per Share plus all accrued but unpaid dividends thereon to the date of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation for each share outstanding before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. For purposes of this Certificate of Incorporation, the "Liquidation Preference Per Share" shall mean cash in the amount of $55.00 per share. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series 1 Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which

                                       5
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the holders of outstanding shares of Series 1 Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this Section 4(a), holders of the Series 1 Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

          (c) Notwithstanding anything to the contrary contained in this Section 4, in the event that any entity affiliated with the Corporation becomes a holder of shares of Series 1 Preferred Stock as the result of the required purchase of such shares from cash distributions or proceeds related to Kaiser-Hill Company LLC, in accordance with the provisions of an agreement with other holders of Series 1 Preferred Stock, such affiliated entity shall not be entitled to be paid any amounts in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, provided that any such nonpayment to any affiliated entity shall not operate so as to increase the payments to which non-affiliated holders of Series 1 Preferred Stock would otherwise be entitled in accordance with the provisions of this Section 4, which payments shall be calculated as if the affiliated entity was entitled to receive payments in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          5.  Redemption; Repurchase Upon Change of Control.
              ---------------------------------------------

          (a) Voluntary Redemption by the Corporation. The Corporation may
              ---------------------------------------
redeem at its option the Series 1 Preferred Stock, at any time in whole or from time to time in part after the Transaction Date (as defined in this Section 5(a)), at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued but unpaid dividends thereon to the date of redemption, to the extent the Corporation shall have funds legally available for such payment, except that the Corporation shall not be permitted to redeem any shares of Series 1 Preferred Stock that are held by any entity affiliated with the Corporation.

          As used herein, the term "Transaction Date" shall mean the date of initial issuance of the Series 1 Preferred Stock.

          (b) Redemption Upon Disposition of Assets. (i) In the event that the
              -------------------------------------
Corporation or any Subsidiary (as such term is defined in Section 5(e) hereof) of the Corporation engages in any Asset Disposition (as defined in this Section 5(b)), the Corporation shall apply, or cause such Subsidiary to apply, 100% of the Net Cash Proceeds (as defined in this Section 5(b)) of such Asset Disposition to redeem Series 1 Preferred Stock (other than Series 1 Preferred Stock held by any entity that is affiliated with the Corporation) at a redemption price per share equal to

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100% of the Liquidation Preference Per Share, plus all accrued and unpaid dividends thereon to the date of redemption.

               (ii) For purposes of this Section 5(b), "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) (each, for purposes of this definition, referred to as a "disposition") of shares of a Subsidiary of the Corporation or of any other property or other assets by the Corporation or any Subsidiary of the Corporation, including any disposition by means of a merger, consolidation or similar transaction, other than (A) a disposition as between the Corporation and a Subsidiary or between Subsidiaries of the Corporation, (B) a disposition of inventory or collection of receivables in the ordinary course of business, (C) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Corporation and its Subsidiaries and that is disposed of in each case in the ordinary course of business, (D) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (D) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $3 million.

               (iii) For purposes of this Section 5(b), "Net Cash Proceeds" means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption of indebtedness or other obligations relating to the properties or assets subject to an Asset Disposition) from an Asset Disposition, in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (B) all distributions and other payments required to be made to any person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (C) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP and as reasonably determined by the Board of Directors of the Corporation, against any liabilities associated with the assets disposed of in such Asset Disposition, and (D) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction or indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Cash Proceeds shall be increased by any portion of funds therein released to the Corporation or any Subsidiary.

          (c) Redemption Relating to Certain Nova Hut Project Funds. The
              -----------------------------------------------------
Corporation's subsidiary, Kaiser Netherlands, B.V., is performing a certain contract for engineering and related services pertaining to a steel mini-mill project owned by Nova Hut, a.s. in Ostrava, Czech Republic. In the event that cash pledged by the Corporation in support of a certain letter of credit issued in connection with such project is released from such pledge so it

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becomes available to the Corporation and not restricted to use in connection with such project, the Corporation shall use all of such cash to redeem shares of Series 1 Preferred Stock (other than Series 1 Preferred Stock held by any entity affiliated with the Corporation) at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued and unpaid dividends thereon to the date of redemption. In addition, certain amounts due to Kaiser Netherlands, B.V. under the contract governing such project have been retained and are held in an escrow account in the Czech Republic. In the event amounts due to Kaiser Netherlands, B.V. and retained in such account are released to Kaiser Netherlands, B. V. and become available to the Corporation and not restricted to use in connection with such project, then if and to the extent that the Board of Directors determines, in its sole discretion, that such redemption would be financially prudent, the Corporation shall cause such amounts to be used to redeem Series 1 Preferred Stock (other than Series 1 Preferred Stock held by any entity affiliated with the Corporation) at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued and unpaid dividends thereon to the date of redemption.

          (d) Redemption Pro Rata, etc. (i) So long as any shares of the Series
              ------------------------
1 Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the Series 1 Preferred Stock so that the total redemption prices of the shares redeemed of Series 1 Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of Series 1 Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, all accrued and unpaid dividends on shares of the Series 1 Preferred Stock not paid on the dates provided for in Section 3(a) hereof (including accrued dividends not paid by reason of the terms and conditions of Section 3(a) or Section 3(c) hereof) shall have been or be paid.

               (ii) Shares of Series 1 Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall be retired by action of the Corporation's Board of Directors and shall not be reissued as part of any series of the Preferred Stock.

               (iii) In the event that fewer than all the outstanding shares of Series 1 Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than all the outstanding shares of Series 1 Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

               (iv) In the event the Corporation shall redeem shares of Series 1 Preferred Stock, written notice of such redemption shall be given by first-class mail, postage

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prepaid mailed not less than 30 days nor more than 60 days prior to the redemption date (on which date the Corporation shall pay the redemption price for each share of Series 1 Preferred Stock properly submitted for redemption), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however,
                                                              --------  -------
that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series 1 Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the
                                          -                        --
number of shares of Series 1 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder or the method by which the number of shares to be redeemed will be determined; (iii) the redemption price;
                                                     ---
(iv) the place or places where certificates for such shares are to be
 --
surrendered for payment of the redemption price; and (v) that dividends on the
                                                      -
shares to be redeemed will cease to accrue on such redemption date. The Board of Directors shall be authorized to establish such other reasonable procedures for redemption and payment of the redemption price that are not inconsistent with the foregoing provisions.

               (v) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series 1 Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares to be redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus any accrued and unpaid dividends. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder hereof.

          (e) Repurchase in Connection with a Change of Control. (i) If a Change
              -------------------------------------------------
of Control (as defined below) shall occur, each holder of Series 1 Preferred Stock (other than an entity affiliated with the Corporation) shall have the right to require the Corporation to repurchase all or any part (but not any fractional shares) of that holder's Series 1 Preferred Stock pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Corporation shall offer a payment in cash equal to 100% of the Liquidation Preference Per Share repurchased (the "Change of Control Payment") plus all accrued but unpaid dividends thereon to the date of repurchase. Within 30 days following any Change of Control, the Corporation shall mail a notice to each holder of Series 1 Preferred Stock (other than an entity affiliated with the Corporation) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Series 1 Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Certificate of Incorporation and described in such notice. The Corporation shall comply with the requirements of federal and state securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Series 1 Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 5(e), the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5(e) by virtue of such conflict. On the Change of Control Payment Date, the Corporation shall, to the extent lawful:
(x) accept for payment all Series 1 Preferred Stock or portions thereof properly
 -
tendered pursuant to the Change of Control Offer; (y) deposit with the persons
                                                   -
appointed by the Corporation to act as the paying agent (the "Paying Agent") an amount equal to the Change of Control Payment in respect of all Series 1 Preferred Stock or portions thereof so tendered; and (z) deliver or cause to be
                                                      -
delivered to an agent appointed by the Corporation (the "Transfer Agent") the Series 1 Preferred Stock so accepted together with an officers' certificate stating the Liquidation Preference Per Share or portions thereof (plus all accrued but unpaid dividends thereon to the date of repurchase) being purchased by the Corporation. The Paying Agent shall promptly mail to each holder of Series 1 Preferred Stock so tendered the Change of Control Payment for such Series 1 Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder of Series 1 Preferred Stock a new certificate representing the Series 1 Preferred Stock equal in Liquidation Preference Per Share (which certificate shall include the right to any accrued but unpaid dividends) to any unpurchased portion of the Series 1 Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Incorporation applicable to a Change of Control Offer made by the Corporation and purchases all Series 1 Preferred Stock validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding the provisions of this Section 5(e), nothing in this Section 5(e) shall operate (or be deemed to operate) to prevent the Corporation from redeeming in accordance with the provisions of Section 5(a) any shares of Series 1 Preferred Stock in advance of any Change of Control, or following any Change of Control, with respect to any shares not tendered pursuant to this Section 5(e).

               (ii) For purposes of Section 5(e), "Change of Control" means the occurrence of any of the following: (v) the sale, lease, conveyance or other
                                     -
disposition of all or substantially all of the Corporation's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of section 13(d)(3) of the Exchange Act) in one or a series of transactions taking place after the issuance of the Series 1 Preferred Stock, provided that a transaction where the holders of all classes of Common Equity of
--------
the Corporation immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transactions shall not be a Change of Control; (w) the acquisition by the Corporation and any of its
                      -
Subsidiaries of 50% or more of all classes of Common Equity of the Corporation in one transaction or a series of related transactions; (x) the approval by the
                                                         -
Corporation of a Plan of

Liquidation of the Corporation; or (y) any transaction or series of transactions
                                    -
taking place after the Transaction Date (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (I)
                                                                             -
any Person, including a "group" (within the meaning of section 13(d)(3) of the Exchange Act) that includes such Person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Corporation or any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Corporation, or (II) less than 50% (measured by the aggregate voting power of all classes) of
    --
the Corporation's Common Equity being registered under section 12(b) or 12(g) of the Exchange Act.

               (iii) For purposes of Section 5(e), the following terms shall have the respective meanings as follow:

               "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person.

               "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (x) vote in the election of directors of
                                      -
such Person or (y) if such Person is not a corporation, vote or otherwise
                -
participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

               "Plan of Liquidation," with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (x) the sale, lease, conveyance or other disposition of all or
             -
substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (y) the distribution of all or substantially
                                   -
all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

               "Subsidiary" of any Person means (x) any corporation of which at
                                                 -
least a majority of - the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (y) any entity other than a corporation in which
                                 -
such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

          (f) Maturity Date. The Corporation shall redeem all of the outstanding
              -------------
shares of Series 1 Preferred Stock on or before December 31, 2007, in accordance with the applicable provisions of this Section 5, at a redemption price per share equal to 100% of the Liquidation Preference Per Share, plus all accrued but unpaid dividends thereon to the date of redemption, to the extent the Corporation shall have funds legally available for such payment, except that the Corporation shall not redeem any shares of Series 1 Preferred Stock that are held by any entity affiliated with the Corporation. In the event the Corporation fails to make such redemption, in addition to whatever other remedies the holders of the Series 1 Preferred Stock may have as a result of the Corporation's failure to make such redemption, the holders of the Series 1 Preferred Stock shall have the exclusive right, voting separately as a class, to elect two-thirds of the directors of the Corporation, and a special meeting of the holders of Series 1 Preferred Stock for the purpose of electing such directors shall be called promptly in accordance with applicable law and the Corporation's Certificate of Incorporation and Bylaws.

          6.  Voting Rights.
              -------------

          (a) Generally. The holders of record of shares of Series 1 Preferred
              ---------
Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

          (b) Matters Submitted to Vote of Stockholders.
              -----------------------------------------

               (i) Each holder of Series 1 Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock. Each share of Series 1 Preferred Stock shall entitle the holder thereof to one-tenth of a vote at any annual or special meeting of the Corporation's stockholders.

               (ii) Notwithstanding anything to the contrary contained in this
Section 6, neither the Corporation nor any of its direct or indirect subsidiaries will be permitted to vote the shares of Series 1 Preferred Stock that either the Corporation or such subsidiaries may hold from time to time on any matters submitted to a vote of stockholders of the Corporation or any matters upon which holders of Series 1 Preferred Stock vote separately as a class.

          (c) Election of Additional Directors. The holders of Series 1
              --------------------------------
Preferred Stock shall have the exclusive right, voting separately as a class, to appoint the number of additional directors set forth below, under the conditions specified below:

               (i) Failure to Pay Dividends. If at any time or times the
                   ------------------------
Corporation shall fail for any reason to pay any quarterly dividend on the Series 1 Preferred Stock in accordance with the provisions of Section 3, then the number of directors constituting the Board of Directors, without further action, shall be increased by one (1), and the holders of Series 1 Preferred Stock shall have the exclusive right, voting separately as a class, to elect one additional director of the Corporation to fill such newly created directorship at a special meeting of the holders of Series 1 Preferred Stock or, if within 90 days thereof, at an annual meeting of the Corporation's stockholders held for the purpose of electing directors; provided that (X) the holders of Series 1
                                   --------       -
Preferred Stock shall be entitled to elect one (1) additional director (in addition to the one director referenced above) in accordance with this Section 6(c)(i) if the Corporation shall fail to pay any dividend in any subsequent quarter when due, and (Y) the holders of Series 1 Preferred Stock shall not have
                       -
the right to elect more than two (2) directors of the Corporation pursuant to this Section 6(c)(i).

               (ii) General Provisions Concerning Election of Additional
                    ----------------------------------------------------
Directors.
---------

                    (A) Whenever any voting rights pursuant to Section 6(c)(i) shall have vested, such rights may be exercised initially either at a special meeting of the holders of Series 1 Preferred Stock, called as promptly as possible in compliance with applicable law, rules and regulations and the Corporation's Certificate of Incorporation and Bylaws, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of the holders of Series 1 Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware. In connection with any special or annual meeting called for the purpose of electing any such director, the Board of Directors shall designate as the nominee for election by the holders of the Series 1 Preferred Stock such person as is recommended by the holders of a majority of the Series 1 Preferred Stock. Such voting rights shall continue until such time as all cumulative dividends accumulated on all outstanding Series 1 Preferred Stock shall have been paid in full or declared and set aside for payment in full, at which time such voting rights of the holders of Series 1 Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay any quarterly dividend as described above.

                    (B) At any meeting held for the purpose of electing any director by the holders of the Series 1 Preferred Stock, a quorum shall be a majority of the number of shares of Series 1 Preferred Stock outstanding (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy, and the affirmative vote of a majority of the outstanding shares of the Series 1 Preferred Stock (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy, shall be required to take action. At any such meeting or adjournment thereof, (x) the absence of a quorum of the holders of Series 1 Preferred
               -
     Stock shall not prevent the election
     of directors other than those to be elected by the holders of stock of such class, and the absence of a quorum of the holders of capital stock entitled to elect such other directors shall not prevent the election of any director to be elected by the holders of Series 1 Preferred Stock and (y) in the absence of a quorum of the holders of shares of Series 1 Preferred Stock, a majority of such holders present in person or represented by proxy shall have the power to adjourn the meeting for the election of any director which the holders of shares of Series 1 Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                    (C) The term of office of any director elected by the holders of Series 1 Preferred Stock pursuant to Section 6(c)(i) shall terminate upon the election of his or her successor at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with Section 6(c)(ii), the term of office of all directors elected by the holders of Series 1 Preferred Stock pursuant to Section 6(c)(i) and then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by one (1) or two (2), as the case may be, subject always to the increase of the number of directors pursuant to Section 6(c)(i) in case of the future right of the holders of Series 1 Preferred Stock to elect directors as provided herein.

                    (D) In case of any vacancy occurring among the directors so elected by the holders of Series 1 Preferred Stock, any remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors elected by the holders of Series 1 Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series 1 Preferred Stock then outstanding may, at a special meeting of the holders called as provided above or by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, elect a successor to hold office for the unexpired term of any director whose place shall be vacant.

          (d) Quorum; Vote for Action. At any meeting at which shares of the
              -----------------------
Series 1 Preferred Stock are entitled to a separate vote on matters other than election of additional directors as provided in Section 6(c) above, a quorum shall be a majority of the number of shares of Series 1 Preferred Stock outstanding (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy. At any such meeting at which a quorum of shares of Series 1 Preferred Stock is present, the affirmative vote of a majority of the then outstanding shares of the Series 1 Preferred Stock (other than shares held by any holder that is an entity affiliated with the Corporation), present in person or represented by proxy, shall be required to take action.

          (e) Authorization of Other Securities, Changes in Capital, etc. Except
              ----------------------------------------------------------
as set forth in Section 6(f) below, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, the creation of any indebtedness of any kind of the Corporation, or the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Series 1 Preferred

Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of shares of Series 1 Preferred Stock.

          (f) Authorization of Parity and Senior Securities. So long as any
              ---------------------------------------------
shares of the Series 1 Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 1 Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series 1 Preferred Stock at the time outstanding (other than shares held by an entity affiliated with the Corporation), given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 1 Preferred Stock shall vote separately as a class, authorize any new class of Parity Securities or Senior Securities.

          (g) Changes in Designations of Series 1 Preferred Stock. So long as
              ---------------------------------------------------
any shares of the Series 1 Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series 1 Preferred Stock has been given pursuant to Section 5 and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series 1 Preferred Stock at the time outstanding (other than shares held by an entity affiliated with the Corporation), given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series 1 Preferred Stock shall vote separately as a class, amend the Certificate of Incorporation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of Series 1 Preferred Stock.

          7. Limitations. Except as may otherwise be required by law, the shares
             -----------
of Series 1 Preferred Stock shall not have any powers or designations, preferences or relative, participating, optional or other special rights or qualifications, limitations or restrictions other than those specifically set forth herein (as this Certificate of Incorporation may be amended from time to time).

     FIFTH: Elimination of Certain Liability of Directors. No director of the
            ---------------------------------------------
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit a corporation to further eliminate or limit the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall, without further action of the directors or stockholders, be further eliminated or limited to the fullest extent permitted by the DGCL as so amended. Neither any amendment, repeal, or modification of this Article Fifth, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Fifth, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.

     SIXTH: Indemnification.
            ---------------

     Section 6.1. Right to Indemnification. Each person who was or is a party or
                  ------------------------
is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys' fees) and settlement amounts incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 6.1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, either rebut such presumption or create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful or
(c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 6.1, then the persons referred to in this Section 6.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

     Section 6.2. Determination of Entitlement to Indemnification. A
                  -----------------------------------------------
determination as to whether a person who is a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made (a) a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. A determination as to whether a person who is not a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made by or as directed by the Board of Directors of the Corporation.

     Section 6.3. Mandatory Advancement of Expenses. The right to
                  ---------------------------------
indemnification conferred in this Article Sixth shall include the right to require the Corporation to pay the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                      --------
however, that, if the Board of Directors so determines, an advancement of
-------
expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (but not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall be finally determined that such indemnitee is not entitled to be indemnified for such expenses under Section 6.1 or otherwise.

     Section 6.4. Non-Exclusivity of Rights. The right to indemnification and
                  -------------------------
the advancement of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation or of any bylaw, agreement, or insurance policy or arrangement, or any vote of stockholders or disinterested directors, or otherwise. The Board of Directors is expressly authorized to adopt and enter into indemnification agreements with, and obtain insurance for, directors and officers.

     Section 6.5. Effect of Amendment. Neither any amendment, repeal, or
                  -------------------
modification of this Article Sixth, nor the adoption or amendment of any other provision of this Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Sixth, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.

     SEVENTH: Miscellaneous. The following provisions are inserted for the
              -------------
management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating powers of the Corporation and its directors and stockholders:

     Section 7.1 No Preemptive Rights. The holders of the Corporation's capital
                 --------------------
stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

     Section 7.2 Manner of Election of Directors. Elections of directors need
                 -------------------------------
not be by written ballot unless the bylaws of the Corporation shall so provide.

     Section 7.3 Election Not To Be Governed by Section 203. The Corporation
                 ------------------------------------------
expressly elects not to be governed by Section 203 of the DGCL.

     Section 7.4 Adoption and Amendment of Bylaws. The Board of Directors shall
                 --------------------------------
have power to make and adopt bylaws with respect to the organization, operation and government of the Corporation and, subject to such restrictions as may be set forth in the bylaws, from time to time to change, alter, amend or repeal the same, but the stockholders of the Corporation may make and adopt additional bylaws and, subject to such restrictions as may be set forth in the bylaws, may change, alter, amend or repeal any bylaw whether adopted by them or otherwise.

     Section 7.5 Vote Required to Amend Certificate of Incorporation.
                 ---------------------------------------------------
Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, this Certificate of Incorporation, the terms of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, or the bylaws, the affirmative vote of the holders of at least 66 2/3 % of the Corporation's capital stock, voting as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Articles Fifth and Sixth of this Certificate of Incorporation.

     Section 7.6 Severability. In the event any provision (or portion thereof)
                 ------------
of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate of Incorporation shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.

     Section 7.7 Reservation of Right to Amend Certificate of Incorporation. The
                 ----------------------------------------------------------
Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or herein, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EIGHTH: Incorporator. The name and mailing address of the incorporator are
             ------------
as follows:

     Name                                    Mailing Address
     ----                                    ---------------

     James J. Maiwurm                        9300 Lee Highway
                                             Fairfax, VA 22031

     NINTH: Initial Directors. The name and mailing address of each person who
            -----------------
is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:

     Name                                    Mailing Address
     ----                                    ---------------

     Jon Bennett                             Information Management Office
                                             37 Quebec Street
                                             Devens, MA 01432-4424

     John Koerber                            200 Park Avenue, 55th Floor
                                             New York, NY 10166

     James J. Maiwurm                        9300 Lee Highway
                                             Fairfax, VA 22031

     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 6th day of December, 2000.



                                              /s/  James J. Maiwurm
                                             -----------------------------------
                                             Sole Incorporator